Exhibit 99.1

    Four Oaks Fincorp, Inc. Declares 2007 Fourth Quarter Dividend

    FOUR OAKS, N.C.--(BUSINESS WIRE)--Oct. 23, 2007--Four Oaks Fincorp, Inc.(OTCBB:FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 8 cents per share payable on or after December 7, 2007, to shareholders of record on November 30, 2007. This dividend is 25% higher than the fourth quarter 2006 dividend as adjusted to retroactively reflect the 10% stock dividend payable on November 9, 2007.


    CONTACT: Four Oaks Fincorp, Inc.
             Ayden R. Lee, Jr., Chairman, President, and Chief
             Executive Officer or
             Nancy S. Wise, Executive Vice President and Chief
             Financial Officer, 919-963-2177